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                                                                   EXHIBIT 21.1



                        SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                          State of Incorporation
------------------                          ----------------------

United States Enrichment Corporation        Delaware

USEC Services Corporation                   Delaware

USEC Overseas, Inc.                         U.S. Virgin Islands